SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 12, 1997



                           LOGANSPORT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



                                     INDIANA
                 (State or other jurisdiction of incorporation)


             0-25910                                35-1945736
     (Commission File Number)           (IRS Employer Identification No.)


                                723 East Broadway
                            Logansport, Indiana 46947
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (219) 722-3855

         Item 4.           Changes in Registrant's Certifying Accountant.


     On August 12, 1997, the Board of Directors of Logansport Financial Corp. (the "Company") selected the accounting firm of Grant Thornton LLP to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. Geo. S. Olive & Co. LLC, which has acted as the independent public accountant for the Company since 1993 and audited its consolidated financial statements for 1995 and 1996, has been notified of the Company's decision.

     The audit reports issued by Geo. S. Olive & Co. LLC with respect to the Company's consolidated financial statements for 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During 1995 and 1996 (and any subsequent interim period), there have been no disagreements between the Company and Geo. S. Olive & Co. LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Geo. S. Olive & Co. LLC, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304(a)(1)(v) of Regulation S-K occurred during 1995 or 1996 or any subsequent interim period.

     In 1996, the Company consulted Grant Thornton LLP for financial accounting and tax advice regarding a tax-free return of capital which was paid in 1996. Grant Thornton LLP provided a letter to the Company stating its views with respect to accounting for the exercise price of stock options following such return of capital distribution. A copy of their written views are attached hereto as Exhibit A. Geo. S. Olive & Co. LLC was consulted during its completion of the 1996 audit of the consolidated financial statements in 1997 for concurrence with Grant Thornton LLP on their written views attached as Exhibit A, and Geo. S. Olive & Co. LLC concurred.

     Pursuant to Item 304 of Regulation S-K, the Company has provided a copy of this Current Report on Form 8-K to Geo. S. Olive & Co. LLC for review. Attached hereto as Exhibit (16) is a letter from Geo. S. Olive & Co. LLC addressed to the Securities and Exchange Commission indicating that it agrees with the statements made by the Company herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LOGANSPORT FINANCIAL CORP.



                                       By:/s/Thomas G. Williams
                                          ----------------------------------
                                           Thomas G. Williams, President
                                           and Chief Executive Officer

Date:    August 12, 1997

                                                                       Exhibit A


                                                                 August 19, 1997




Mr. Thomas G. Williams, President
Logansport Financial Corp.
723 East Broadway
Logansport, Indiana 46947-3159


Dear Mr. Williams:

         Pursuant to your request, we are pleased to provide our opinion as to the amount of compensation expense, if any, that would result from a proposed reduction of the exercise price of Logansport Financial Corp.'s (the "Corporation") stock options to give effect to the Corporation's tax-free return of capital. It is understood that such opinion is specifically limited to the applicable accounting principles underlying the transaction. Our engagement has been conducted in accordance with standards established by the American Institute of Certified Public Accounts. A summary of the information and assumptions provided to us is as follows:

         1.       On September 10, 1996, the Corporation declared a $3.00 return
                  of  capital   dividend   payable  on  December   10,  1996  to
                  shareholders of record November 25, 1996.

         2.       The  ex-dividend  date for the declared  dividend was November
                  21, 1996 with the market price of the Corporation's common shares closing at a price of $12.00.

         3. On the day preceding the November 21, 1996 ex-dividend date, the market price of the Corporation's common shares closed at a price of $14.25.

         4. The Board believes that, in the event of special nonrecurring dividend, the Stock Option Plan provides for a reduction of the fixed option exercise price from $12.50 to $10.53, as well as an increase in the number of shares granted under option in order to insure equivalent economic consequences to option holders following the special $3.00 return of capital dividend. The vesting provisions and option period of the original option grant will not change.

         5. Management is of the belief that no compensation expense would result from the foregoing reduction in exercise price and increase in the number of options.

         The authoritative accounting literature applicable to the foregoing scenario is set forth in Accounting Principles Board Opinion No. 25 and Emerging Issues Task Force (the "EITF") No. 90- 9. The discussion therein focuses upon the fact that stock option grants typically contain antidilution provisions that explain how the exercise price and number of shares will be adjusted if the employer declares a stock dividend or a stock split. The exercise price is reduced, and the number of shares under option is increased to offset the dilution created by the stock dividend or stock split. These changes are made to keep the option holder in the same economic position as before the stock dividend or stock split. In practice, such changes as a result of a stock dividend or stock split do not create a new measurement date for determining compensation expense.

         In addition, at the time of an equity restructuring transaction such as a special, large, and nonrecurring dividend, some employers change the terms of outstanding fixed stock option grants in a manner similar to the changes made for stock dividends or stock splits. These changes may include a reduction of the exercise price, or a reduction of the exercise and an increase in the number of shares under option.

         Under such circumstances, the EITF reached a consensus that a change to outstanding fixed stock option grants made to restore the option holder's economic position as a result of a special large nonrecurring dividend does not result in a new measurement date and therefore will not result in additional compensation expense if all of the following criteria are met:

         1. The aggregate intrinsic value (difference between market value per share and exercise price) of the options immediately after the special dividend is not greater than the aggregate intrinsic value of the options immediately before the special dividend;

         2. The ratio of the exercise price per option to the market value per share is not reduced; and

         3. The vesting provisions and option period of the original grant remain the same.

         The  economic   equivalence   of  the   Corporation's   option  holders
post-dividend   in  the  instant  case  is   illustrated   using  the  following
assumptions:

         1. Option holder has 1,000 shares granted at an original exercise price of $12.50 with a pre-dividend market value of $14.25.

         2. Post-dividend option holder exchanges the 1,000 original options or 1,190 stock options with an exercise price of $10.53. Such exchange gives effect to the fact that the post-dividend market value of the Corporation's common stock is $12.00.

         Based on the application of the authoritative literature to the above, the option holder is in an equivalent economic position post-dividend.

         Aggregate intrinsic value prior to return of capital
                  $1.75 x 1,000 shares =                          $1,750
                                                                  ------

         Aggregate intrinsic value subsequent to return of
                  capital dividend
                  $1.47 x 1,190 shares =                          $ 1,749
                                                                  -------

         Ratio of exercise price per option to market value per
                  share prior to return of capital dividend
                  $12.50/$14.25 =                                   87.7%
                                                                    -----

         Ratio of exercise price per option to market value per
                  share, post return of capital dividend
                  $10.53/$12.00 =                                   87.7%
                                                                    -----

         As a result, given a market price of $12.00, it is our opinion that no compensation expense would be recognized in the above illustration as a result of the proposed reduction in the stock option price, coupled with an increase in the number of shares under option.

         The ultimate responsibility for the decision on the appropriate application of generally accepted accounting principles for an actual transaction rests with the preparers of financial statements. Our judgment on the appropriate application of generally accepted accounting principles for the described specific transaction is based solely on the information and assumptions provided to us as described above; should these facts and circumstances differ, our conclusion may change.

     This letter is intended solely for use by Logansport Financial Corp. and should not be used for any other purpose.

                                              Very truly yours,



                                              /s/Grant Thornton LLP